Exhibit 99.1

Adicet Announces Appointment of Dr. Bastiano Sanna to its Board of Directors

Menlo Park, CA and Boston, MA – December 1, 2020 – Adicet Bio, Inc. (Nasdaq: ACET), a biotechnology company discovering and developing first-in-class allogeneic gamma delta T cell therapies for cancer and other diseases, today announced the appointment of Bastiano Sanna, Ph.D., to its Board of Directors. Dr. Sanna brings significant expertise in advancing research, development and manufacturing of cell therapies. He currently serves as Executive Vice President and Chief of Cell and Genetic Therapies at Vertex Pharmaceuticals Incorporated.

“Dr. Sanna brings a wealth of industry experience, most notably in the development of cell therapy, where he has established an impressive track record with the successful development of novel cell therapy treatments at Novartis, Semma Therapeutics, Magenta and Vertex,” said Chen Schor, President and Chief Executive Officer of Adicet. “We are delighted to welcome him to Adicet’s board, and look forward to his contributions as we continue to advance ADI-001 into the clinic and expand our pipeline of ‘off-the-shelf’ gamma delta T cell product candidates.”

“Adicet’s gamma delta T cell platform and pipeline provide a differentiated opportunity to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in cancer patients,” said Dr. Sanna. “I’m excited to be joining the Board, and look forward to helping Adicet advance its mission of delivering potentially efficacious next generation cell therapy treatments to patients with solid and hematologic tumors.”

At Vertex, Dr. Sanna is responsible for advancing the research, development and manufacturing of all of Vertex’s cell and genetic therapy programs. Previously, Dr. Sanna was Chief Executive Officer of Semma Therapeutics (acquired by Vertex in 2019). Under his leadership, the Company pioneered the development of cell therapy treatments for type 1 diabetes. Prior to that, he served as Chief Operating Officer at Magenta Therapeutics and as the Global Program Head of Stem Cell Transplant and early programs at Novartis, where he oversaw clinical, regulatory, CMC and commercial aspects of programs in bone marrow transplant and CAR-T cell therapies. Dr. Sanna holds a Ph.D. in Biotechnology from the University of Sassari.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to business and operations of Adicet including, but not limited to, preclinical and clinical development of Adicet’s product candidates, including future plans or expectations for ADI-001 and potential therapeutic effects of ADI-001. Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of COVID-19 on Adicet’s business and financial results, including with respect to disruptions to our clinical trials, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy; Adicet’s ability to meet production and product release expectations; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent annual report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio., Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com